Exhibit 11.0


                                  MEDQUIST INC.
                         EARNINGS PER SHARE COMPUTATION
                           UNAUDITED SUPPLEMENTAL DATA
                                 (IN THOUSANDS)



                                                 Three Months Ended
                                                  March 31, 1997
                                                  --------------

Weighted average shares outstanding                    6,893

Common stock equivalents                                 888

Shares repurchased                                      (360)
                                                       -----
Weighted average shares adjusted                       7,421
                                                       =====




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